Exhibit 99-2
Consolidated Report to the Financial Community - 3rd Quarter
Consolidated Report to the Financial Community
Third Quarter 2004 - Unaudited
(Released October 21, 2004)
-------------------------------------------------------------------------------

                                         ________________________________________________________________
                                         |                                                               |
                                         |  After-Tax EPS Variance Analysis                  3rd Qtr.    |
                                         |   -------------------------------                  --------   |
HIGHLIGHTS                               |   3Q 2003 Basic EPS - GAAP Basis                    $  0.51   |
o  Normalized non-GAAP                   |     Unusual Charges - 2003                             0.29   |
   earnings for the third quarter        |                                                     -------    |
   of 2004, excluding unusual            |   3Q 2003 Basic EPS - Non-GAAP Basis                $  0.80   |
   charges, were $0.97 per share,        |     Davis-Besse Incremental Expenses - 2003            0.14   |
   compared with third quarter           |                                                     -------   |
   2003 normalized non-GAAP              |   3Q 2003 Normalized Earnings - Non-GAAP Basis      $  0.94   |
   earnings of $0.94 per share.          |     Electric Gross Margin                             (0.12)  |
   GAAP earnings were $0.91 per          |     JCP&L Rate Reduction                              (0.02)  |
   share compared with GAAP              |     Generation Operating Expenses                      0.06   |
   earnings of $0.51 per share in        |     Energy Delivery Expenses                           0.08   |
   the third quarter of 2003,            |     Pension and Other Employee Benefits                0.04   |
   which included unusual charges        |     Depreciation and Amortization                      0.01   |
   and incremental expenses              |     Financing Costs                                    0.09   |
   associated with the                   |     Common Stock Dilution                             (0.09)  |
   Davis-Besse outage.                   |     Mark-to-Market Adjustment                         (0.02)  |
                                         |                                                     -------   |
                                         |   3Q 2004 Normalized Earnings - Non-GAAP Basis      $  0.97   |
                                         |     Unusual Charges - 2004                            (0.06)  |
                                         |                                                     -------   |
                                         |   3Q 2004 Basic EPS - GAAP Basis                    $  0.91   |
                                         |                                                     =======   |
                                         |_______________________________________________________________|







3Q 2004 Results vs. 3Q 2003
---------------------------
o| Electric distribution deliveries were flat as a 2% decrease in residential deliveries from milder weather was offset by modest increases in commercial and industrial deliveries. Cooling-degree-days were 7% below the same period last year and 4% below normal. Total electric generation sales rose 5% due to a 20% increase in wholesale sales.

o Electric gross margin decreased $67 million after adjusting for changes in regulatory deferrals, the impact of JCP&L's rate decision in August 2003, and last year's Davis-Besse replacement power costs. The decrease in electric gross margin resulted from reduced regulated generation sales and distribution deliveries due to milder weather, and lower unregulated generation sales as a result of non-renewal of expiring contracts.

o Generation operating expenses decreased $34 million primarily due to the absence of a nuclear refueling outage this quarter, compared with the Beaver Valley Unit #1 outage last year, and lower fossil maintenance expenses.

o Energy delivery expenses decreased $45 million principally due to lower storm-related maintenance this quarter compared to expenses from hurricane Isabel last year, and a higher level of construction activities this quarter compared to more maintenance activities last year.

o Pension, OPEB, and other employee benefit costs decreased approximately $23 million as a result of favorable market returns in 2003, changes to health care benefits for retirees, and Medicare legislation regarding prescription drugs.

o Total depreciation and amortization expenses, adjusted for the regulatory deferrals and the JCP&L rate case impact, decreased $6 million. The decrease was primarily due to increased shopping incentive deferrals ($15 million) and capitalization of carrying charges on the deferrals ($9 million), partially offset by higher Ohio transition cost amortization ($20 million).

o Net interest charges decreased $49 million. Financing activities during the quarter included $533 million in mandatory long-term debt redemptions, $17 million in optional debt redemptions, and $236 million of refinancing and repricing transactions. These are expected to result in annualized savings of approximately $47 million. The issuance of 32 million additional shares of common stock in the third quarter of 2003 diluted earnings by $0.09 per share.

o During the quarter, we recognized two unusual charges totaling $0.06 per share. The first reflects a $0.05 per share charge for losses and impairments relating to the divestiture of certain non-core, technology-related investments. The second charge of $0.01 per share relates to the severance costs associated with the reorganization at FENOC announced in August.

2004 Earnings and Free Cash Flow Guidance*
------------------------------------------
o Earnings guidance for 2004, excluding unusual charges, remains at $2.70 to $2.85 per share. Year-to-date normalized non-GAAP earnings now stand at $2.18 per share.

o Free cash flow (cash flow less capital expenditures and common stock dividend) guidance for 2004 remains at $825 million.

* The GAAP to Non-GAAP reconciliation statements are attached and available on FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.
                                  --------------------------




















For additional information, please contact:

     Kurt E. Turosky                      Terrance G. Howson                           Thomas C. Navin
     Director, Investor Relations         Vice President, Investor Relations           Treasurer
     (330) 384-5500                       (973) 401-8519                               (330) 384-5889

__________________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter


                                              2


                                                        FirstEnergy Corp.
                                          Consolidated Statements of Income (unaudited)
                                             (In thousands except for share amounts)

                                                Consolidated Statements of Income
      ----------------------------------------------------------------------------------------------------------------------------
                                              Three Months Ended September 30, 2004        Nine Months Ended September 30, 2004
                                               2004           2003          Change          2004           2003          Change
                                            -----------    -----------    -----------    -----------    -----------    -----------
    (1)Revenues
    (2)Electric sales                         $ 3,029,597    $ 2,962,909    $    66,688    $ 8,330,374    $ 7,960,766    $  369,608
    (3)Natural gas                                101,430        110,719         (9,289)       379,562        485,180      (105,618)
    (4)FE facilities                              107,147         86,337         20,810        289,811        242,469        47,342
    (5)MYR                                         83,330        102,616        (19,286)       254,486        333,204       (78,718)
    (6)International                                    -          7,509         (7,509)             -         21,831       (21,831)
    (7)Other                                      214,815        152,724         62,091        614,433        453,200       161,233
                                              -----------    -----------    -----------    -----------    -----------    ----------
    (8) Total Revenues                          3,536,319      3,422,814        113,505      9,868,666      9,496,650       372,016
    (9)Expenses
   (10) Fuel                                      214,408        209,026          5,382        604,328        563,595        40,733
   (11) Purchased power                         1,070,947        990,382         80,565      2,910,488      2,774,766       135,722
   (12) Purchased gas                              96,836        105,213         (8,377)       353,327        453,824      (100,497)
   (13) Other operating expenses                  727,677        771,997        (44,320)     2,096,213      2,231,835      (135,622)
   (14) FE facilities                             104,049         83,988         20,061        283,764        239,833        43,931
   (15) MYR                                        85,489        104,289        (18,800)       258,046        330,125       (72,079)
   (16) International                                   -         (1,298)         1,298            707         18,948       (18,241)
   (17) Mark-to-market adjustment                     130        (12,129)        12,259          3,140         (7,550)       10,690
   (18) Provision for depreciation                147,684        144,572          3,112        440,893        475,583       (34,690)
   (19) Amortization of regulatory assets         245,534        244,829            705        714,002        644,371        69,631
   (20) Goodwill Impairment                             -        116,988       (116,988)             -        116,988      (116,988)
   (21) General taxes                             177,452        177,499            (47)       514,269        518,451        (4,182)
                                              -----------    -----------    -----------    -----------    -----------    ----------
   (22) Total Expenses                          2,870,206      2,935,356        (65,150)     8,179,177      8,360,769      (181,592)
                                              ------------   -----------    -----------    -----------    -----------    ----------
        Income Before Interest and                666,113        487,458        178,655      1,689,489      1,135,881       553,608
   (23) Income Taxes
                                              -----------    -----------    -----------    -----------    -----------    ----------
   (24) Net interest charges:
   (25) Interest expense                          152,703        199,106        (46,403)       505,448        598,645       (93,197)
   (26) Capitalized interest                       (6,536)        (6,513)           (23)       (18,286)       (23,287)        5,001
   (27) Subsidiaries' preferred stock dividends     5,354          8,021         (2,667)        16,024         36,423       (20,399)
                                              -----------    -----------    -----------    -----------    ------------   ----------
   (28) Net interest charges                      151,521        200,614        (49,093)       503,186        611,781      (108,595)
                                              -----------    -----------    -----------    -----------    ------------   ----------
   (29) Income taxes                              215,970        135,151         80,819        509,637        247,692       261,945
                                              -----------    -----------    -----------    -----------    ------------   ----------
        Income before discontinued operations
   (30) and accounting change                     298,622        151,693        146,929        676,666        276,408       400,258
   (31) Discontinued operations                         -          1,026         (1,026)             -        (65,222)       65,222
   (32) Cumulative effect of accounting change          -              -              -              -        102,147      (102,147)
                                              -----------    -----------    -----------    -----------    ------------   ----------
   (33) Net Income                            $   298,622    $   152,719    $   145,903    $   676,666    $   313,333    $  363,333
                                              ===========    ===========    ===========    ===========    ===========    ==========

   (34) Basic Earnings Per Common Share:
        Before discontinued operations            $  0.91        $  0.51        $  0.40        $  2.07        $  0.93       $  1.14
   (35) and accounting change
   (36) Discontinued operations                         -              -              -              -         (0.22)          0.22
   (37) Cumulative effect of accounting change          -              -              -              -           0.35         (0.35)
                                                  -------        -------        -------        -------        -------       -------
   (38) Basic Earnings Per Common Share           $  0.91        $  0.51        $  0.40        $  2.07        $  1.06       $  1.01
                                                  =======        =======        =======        =======        =======       =======
        Weighted Average Number
   (39) of Basic Shares Outstanding               327,499        299,422         28,077        327,280        295,825        31,455
                                                  =======        =======        =======        =======        =======       =======

   (40) Diluted Earnings Per Common Share:
        Before discontinued operations            $  0.91        $  0.50        $  0.41        $  2.06        $  0.93       $  1.13
   (41) and accounting change
   (42) Discontinued operations                         -              -              -              -         (0.22)          0.22
   (43) Cumulative effect of accounting change          -              -              -              -           0.34         (0.34)
                                                  -------        -------        --------       -------        -------        ------
   (45) Diluted Earnings Per Common Share         $  0.91        $  0.50        $  0.41        $  2.06        $  1.05       $  1.01
                                                  =======        =======        =======        =======        =======       =======
        Weighted Average Number
   (46) of Diluted Shares Outstanding             329,099        300,751         28,348        328,850        297,153         31,69
                                                  =======        =======        =======        =======        =======       =======

-----------------------------------------------------------------------------------------------------------------------------------
Consolidated Report to the Financial Community 3rd Quarter                                                                      3

                                                          3



                                                         FirstEnergy Corp.
                                             Consolidated Income Segments (unaudited)
                                                          (in thousands)


                                                                  Three Months Ended September 30, 2004
                                              -----------------------------------------------------------------------------
                                                Regulated     Competitive     Other (c)    Reconciling        Consolidated
                                                 Services      Services                    Adjustments
                                              -----------------------------------------------------------------------------
 (1)REVENUES
 (2)  Electric sales                           $1,307,744     $1,721,853      $      -     $       -          $3,029,597
 (3)  Natural gas                                       -        101,430             -             -             101,430
 (4)  FE facilities                                     -        107,147             -             -             107,147
 (5)  MYR                                               -         83,330             -             -              83,330
 (6)  International                                     -              -             -             -                   -
 (7)  Other                                       172,640         49,886           619        (8,330)(a)         214,815
 (8)  Internal revenues                                 -              -       106,498      (106,498)(b)               -
                                               ----------     ----------      --------     ---------          ----------
 (9)Total Revenues                              1,480,384      2,063,646       107,117      (114,828)          3,536,319
                                               ----------     ----------      --------     ---------          ----------
(10)EXPENSES
(11)  Fuel                                              -        214,408             -             -             214,408
(12)  Purchased power                                   -      1,070,947             -             -           1,070,947
(13)  Purchased gas                                     -         96,836             -             -              96,836
(14)  Other operating expenses                    316,580        383,032       127,606       (99,541)(a)(b)      727,677
(15)  FE facilities                                     -        104,049             -             -             104,049
(16)  MYR                                               -         85,489             -             -              85,489
(17)  International                                     -              -             -             -                   -
(18)  Mark-to-market adjustment                         -            130             -             -                 130
(19)  Provision for depreciation                  129,858          8,929         8,897             -             147,684
(20)  Amortization of regulatory assets           245,534              -             -             -             245,534
(21)  Goodwill Impairment                               -              -             -             -                   -
(22)  General taxes                               162,371         10,781         4,300             -             177,452
                                               ----------     ----------      --------     ---------          ----------
(23)Total Expenses                                854,343      1,974,601       140,803       (99,541)          2,870,206
                                               ----------     ----------      --------     ---------          ----------
(24)Income before Interest                        626,041         89,045       (33,686)      (15,287)            666,113
    and Income taxes
                                               ----------     ----------      --------     ---------          ----------
(25)Net interest charges:
(26)  Interest expense                             85,422         10,898        71,670       (15,287)(b)         152,703
(27)  Capitalized interest                         (4,591)        (1,377)         (568)            -              (6,536)
(28)  Subsidiaries' preferred stock dividends       5,354              -             -             -               5,354
                                               ----------     ----------      --------     ---------          ----------
(29)Net interest charges                           86,185          9,521        71,102       (15,287)            151,521
                                               ----------     ----------      --------     ---------          ----------
(30)Income Taxes                                  225,339         32,605       (41,974)            -             215,970
                                               ----------     ----------      --------     ---------          ----------
(31)Income before discontinued operations         314,517         46,919       (62,814)            -             298,622
    and an accounting change
(32)Discontinued operations                             -              -             -             -                   -
(33)Cumulative effect of an accounting change           -              -             -             -                   -
                                               ----------     ----------      --------     ---------          ----------
(34)Net Income                                 $  314,517     $   46,919      $(62,814)    $       -          $  298,622
                                               ==========     ==========      ========     =========          ==========


    Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting.

    (a) Principally fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes.
    (b) Elimination of intersegment transactions.
    (c) "Other" segment primarily consists of corporate support services.

                                                             4

                                                        FirstEnergy Corp.
                                             Consolidated Income Segments (unaudited)
                                                          (in thousands)


                                                                      Three Months Ended September 30, 2003
                                             --------------------------------------------------------------------------------------
                                                Regulated         Competitive       Other (c)       Reconciling        Consolidated
                                                Services           Services                         Adjustments
                                             --------------------------------------------------------------------------------------
   (1)REVENUES
   (2)  Electric sales                         $1,359,750        $1,603,159         $      -        $       -           $2,962,909
   (3)  Natural gas                                     -           110,719                -                -              110,719
   (4)  FE facilities                                   -            86,337                -                -               86,337
   (5)  MYR                                             -           102,616                -                -              102,616
   (6)  International                                   -                 -            7,509                -                7,509
   (7)  Other                                     118,557            25,686            9,989           (1,508)(a)          152,724
   (8)  Internal revenues                               -                 -          135,648         (135,648)(b)                -
                                               ----------        ----------         --------        ---------           ----------
   (9)Total Revenues                            1,478,307         1,928,517          153,146         (137,156)           3,422,814
                                               ----------        ----------         --------        ---------           ----------
  (10)EXPENSES
  (11)  Fuel                                            -           209,026                -                -              209,026
  (12)  Purchased power                                 -           990,382                -                -              990,382
  (13)  Purchased gas                                   -           105,213                -                -              105,213
  (14)  Other operating expenses                  325,272           429,598          172,389         (155,262)(a)(b)       771,997
  (15)  FE facilities                                   -            83,988                -                -               83,988
  (16)  MYR                                             -           104,289                -                -              104,289
  (17)  International                                   -                 -           (1,298)               -               (1,298)
  (18)  Mark-to-market adjustment                       -           (12,129)               -                -              (12,129)
  (19)  Provision for depreciation                125,745             7,990           10,837                -              144,572
  (20)  Amortization of regulatory assets         244,829                 -                -                -              244,829
  (21)  Goodwill Impairment                             -           116,988                -                -              116,988
  (22)  General taxes                             161,355            10,686            5,458                -              177,499
                                               ----------        ----------         --------        ---------           ----------
  (23)Total Expenses                              857,201         2,046,031          187,386         (155,262)           2,935,356
                                               ----------        ---------          --------        ---------           ----------
  (24)Income before Interest                      621,106          (117,514)         (34,240)          18,106              487,458
      and Income taxes
                                               ----------        ---------          --------        ---------           ----------
  (25)Net interest charges:
  (26)  Interest expense                          109,766            14,056           57,178           18,106(b)           199,106
  (27)  Capitalized interest                       (2,378)             (982)          (3,153)               -               (6,513)
  (28)  Subsidiaries' preferred stock dividends     8,021                 -                -                -                8,021
                                               ----------        ----------         --------        ---------           ----------
  (29)Net interest charges                        115,409            13,074           54,025           18,106              200,614
                                               ----------        ----------         --------        ---------           ----------
  (30)Income Taxes                                212,661           (42,580)         (34,930)               -              135,151
                                               ----------        ----------         --------        ---------           ----------
  (31)Income before discontinued operations       293,036           (88,008)         (53,335)               -              151,693
      and an accounting change
  (32)Discontinued operations                           -             1,451             (425)               -                1,026
  (33)Cumulative effect of an accounting change         -                 -                -                -                    -
                                               ----------        ----------         --------        ---------           ----------
  (34)Net Income                               $  293,036        $  (86,557)        $(53,760)       $       -           $  152,719
                                               ==========        ==========         ========        =========           ==========

   Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting.
   (a) Principally fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes.
   (b) Elimination of intersegment transactions.
   (c) "Other" segment primarily consists of corporate support services.


-----------------------------------------------------------------------------------------------------------------------------------
Consolidated Report to the Financial Community - 3rd Quarter                                                                    5


                                                   5



                                                         FirstEnergy Corp.
                                             Consolidated Income Segments (unaudited)
                                                          (in thousands)

                                              Three Months Ended September 30, 2004 vs. Three Months Ended September 30, 2003
                                               ------------------------------------------------------------------------------
                                                Regulated     Competitive     Other (c)   Reconciling        Consolidated
                                                Services       Services                   Adjustments
                                               ------------------------------------------------------------------------------
    (1)REVENUES
    (2)  Electric sales                        $  (52,006)    $  118,694      $      -     $       -          $   66,688
    (3)  Natural gas                                    -         (9,289)            -             -              (9,289)
    (4)  FE facilities                                  -         20,810             -             -              20,810
    (5)  MYR                                            -        (19,286)            -             -             (19,286)
    (6)  International                                  -              -        (7,509)            -              (7,509)
    (7)  Other                                     54,083         24,200        (9,370)       (6,822)(a)          62,091
    (8)  Internal revenues                              -              -       (29,150)       29,150 (b)               -
                                               ----------     ----------      --------     ---------          ----------

    (9)Total Revenues                               2,077        135,129       (46,029)       22,328             113,505
                                               ----------     ----------      --------     ---------          ----------

   (10)EXPENSES
   (11)  Fuel                                           -          5,382             -             -               5,382
   (12)  Purchased power                                -         80,565             -             -              80,565
   (13)  Purchased gas                                  -         (8,377)            -             -              (8,377)
   (14)  Other operating expenses                  (8,692)       (46,566)      (44,783)       55,721 (a)(b)      (44,320)
   (15)  FE facilities                                  -         20,061             -             -              20,061
   (16)  MYR                                            -        (18,800)            -             -             (18,800)
   (17)  International                                  -              -         1,298             -               1,298
   (18)  Mark-to-market adjustment                      -         12,259             -             -              12,259
   (19)  Provision for depreciation                 4,113            939        (1,940)            -               3,112
   (20)  Amortization of regulatory assets            705              -             -             -                 705
   (21)  Goodwill Impairment                            -       (116,988)            -             -            (116,988)
   (22)  General taxes                              1,016             95        (1,158)            -                 (47)
   (23)Total Expenses                              (2,858)       (71,430)      (46,583)       55,721             (65,150)
                                               ----------     ----------      --------     ---------          ----------

   (24)Income before Interest                       4,935        206,559           554       (33,393)            178,655
       and Income taxes
                                               ----------     ----------      --------     ---------          ----------
   (25)Net interest charges:
   (26)  Interest expense                         (24,344)        (3,158)       14,492       (33,393) (b)        (46,403)
   (27)  Capitalized interest                      (2,213)          (395)        2,585             -                 (23)
   (28)  Subsidiaries' preferred stock
         dividends                                 (2,667)             -             -             -              (2,667)
                                               ----------     ----------      --------     ---------          ----------
   (29)Net interest charges                       (29,224)        (3,553)       17,077       (33,393)            (49,093)
                                               ----------     ----------      --------     ---------          ----------

   (30)Income Taxes                                12,678         75,185        (7,044)            -              80,819
                                               ----------     ----------      --------     ---------          ----------

   (31)Income before discontinued operations       21,481        134,927        (9,479)            -             146,929
       and an accounting change
   (32)Discontinued operations                          -         (1,451)          425             -              (1,026)
   (33)Cumulative effect of an accounting
       change                                           -              -             -             -                   -
                                               ----------     ----------      --------     ---------          ----------

   (34)Net Income                              $   21,481     $  133,476      $ (9,054)    $       -          $  145,903
                                               ==========     ==========      ========     =========          ==========


       Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting.

       (a) Principally fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes.
       (b) Elimination of intersegment transactions.
       (c) "Other" segment primarily consists of corporate support services.


                                                         6

                                          FirstEnergy Corp.
                                  Financial statements (unaudited)
                                           (in thousands)

                                                                 Condensed Consolidated Balance Sheet
   --------------------------------------------------------------------------------------------------------------
                                                                        As of                   As of
                                                                  September 30, 2004      December 31, 2003
                                                               ----------------------   --------------------
   Assets
   -----------------------------------------------------
   Current Assets:
     Cash and cash equivalents                                      $     67,892            $    113,975
     Receivables                                                       1,392,621               1,505,500
     Other                                                               658,801                 623,836
                                                                    ------------            -------------
                                                                       2,119,314               2,243,311
   Property, Plant and Equipment                                      13,338,369              13,268,922
   Investments                                                         3,154,731               3,497,691
   Deferred Charges                                                   12,612,702              13,900,024
                                                                    ------------            -------------
                                                                    $ 31,225,116            $ 32,909,948
                                                                    ============            =============

   Liabilities and Capitalization
   ----------------------------------------------------
   Current Liabilities:
     Currently payable long-term debt and preferred stock           $    674,901            $  1,754,197
     Short-term borrowings                                               302,508                 521,540
     Accounts payable                                                    575,845                 725,239
     Other                                                             1,929,097               1,471,191
                                                                    ------------            -------------
                                                                       3,482,351               4,472,167
   Capitalization:
     Common stockholders' equity                                       8,624,410               8,289,341
     Preferred stock not subject to mandatory redemption                 335,123                 335,123
     Long-term debt and other long-term obligations                   10,110,552               9,789,066
                                                                    ------------            -------------
                                                                      19,070,085              18,413,530
   Noncurrent Liabilities                                              8,672,680              10,024,251
                                                                    ------------            -------------
                                                                    $ 31,225,116            $ 32,909,948
                                                                    ============            =============

-----------------------------------------------------------------------------------------------------------------



Adjusted Capitalization (including Off-Balance Sheet Items)
--------------------------------------------------------------------------------       --------------------------
                                                        As of September 30, 2004        As of December 31, 2003
                                                       -------------------------       --------------------------
                                                                       % Total                           % Total
                                                       -------------  ---------        ------------      --------
Total common  equity                                   $  8,624,410       40%          $ 8,289,341         37%
Preferred stock *                                           335,123        2%              335,123          2%
Long-term debt - all other*                              10,785,453       50%           11,543,263         52%
Short-term debt                                             302,508        1%              521,540          2%
Off-balance sheet debt equivalents:
  - Sale-leaseback net debt equivalents                   1,380,879        6%            1,414,541          6%
  - Accounts receivable factoring                           199,000        1%              200,000          1%
                                                       ------------   -------          -----------       -----
Total                                                  $ 21,627,373      100%          $22,303,808        100%
                                                       ============   =======          ===========       =====

 * Includes amounts due to be paid within one year, JCP&L securitization of $285 million and $301 million in 2004 and 2003, respectively.

-----------------------------------------------------------------------------------------------------------------


     GENERAL INFORMATION                   Three Months Ended September 30,       Nine Months Ended September 30,
                                          -----------------------------------------------------------------------
                                                    2004            2003              2004               2003
                                                 ---------      ----------        -----------        -----------
     L-T Debt and Preferred Stock Redemptions    $ 758,972      $  570,273        $ 1,748,915        $1,673,542
                                                 ---------      ----------        -----------        ----------
     New L-T Debt Issues                         $       -      $        -        $   700,000        $  725,000
                                                 ---------      ----------       ------------        ----------
     Short-term Debt Increase (Decrease)         $ 228,072      $ (798,985)       $  (219,032)       $ (846,734)
                                                 ---------      ----------       ------------        ----------
     Capital Expenditures                        $ 211,243      $  155,908        $   545,743        $  580,069
                                                 ---------      ----------       ------------        ----------


-----------------------------------------------------------------------------------------------------------------
Consolidated Report to the Financial Community - 3rd Quarter                                                    7

                                                                 7



                                                   FirstEnergy Corp.
                                             Financial Statements (unaudited)
                                                      (in thousands)

                                                                     Condensed Consolidated Statements of Cash Flows
------------------------------------------------------------------------------------------------------------------------------

                                                         Three Months Ended September 30,     Nine Months Ended September 30,
                                                         --------------------------------     --------------------------------
                                                            2004                 2003             2004                2003
                                                         -----------          ---------       ------------          ----------
Cash flows from operating activities:
Net income                                               $   298,622          $ 152,719       $    676,666          $  313,333
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation and amortization of                             419,994            406,303          1,226,677            1,167,342
regulatory assets, nuclear fuel and leases
Deferred costs recoverable as regulatory assets             (118,409)           (93,652)          (263,290)            (302,651)
Deferred income taxes and investment tax credits              37,138            (47,421)           (56,995)             (80,362)
Goodwill impairment                                                -            116,988                  -              116,988
Disallowed purchased power costs                                   -                  -                  -              152,500
Cumulative effect of accounting change                             -                  -                  -             (174,663)
 Loss (income) from discontinued operations                        -             (1,026)                 -               65,222
Change in working capital and other                          428,070            344,699            452,230               47,224
                                                         -----------          ---------       ------------          -----------

                                                         $ 1,065,415          $ 878,610       $  2,035,288          $ 1,304,933
Cash flows from financing activities                        (601,719)          (547,395)        (1,415,103)            (903,498)
Cash flows from investing activities:
Contributions to pension trust                              (500,000)                 -           (500,000)                   -
Proceeds from certificates of deposit                        277,763                  -            277,763
Other                                                       (273,105)          (218,877)          (444,031)            (387,473)
                                                         -----------          ---------       ------------          -----------

                                                            (495,342)          (218,877)          (666,268)            (387,473)
Net increase (decrease) in cash and cash equivalents     $   (31,646)         $ 112,338       $    (46,083)         $    13,962
Cash and cash equivalents at beginning of period              99,538            127,556            113,975              225,932
                                                         -----------          ---------       ------------          -----------

Cash and cash equivalents at end of period               $    67,892          $ 239,894       $     67,892          $   239,894
                                                         ===========          =========       ============          ===========






     REGULATORY DEFERRALS                       Three Months Ended September 30,           Nine Months Ended September 30,
                                               ------------------------------------------------------------------------------
                                                 2004          2003          Change       2004          2003           Change
                                               --------      --------      --------     --------     ---------        --------
     Ohio Transition Plan
     Beginning Balance                         $565,124      $354,689                   $453,005     $ 259,353
     Deferral of Shopping Incentives             68,014        53,136      $ 14,878      161,813       140,785        $ 21,028
     Deferral of New Regulatory Assets           10,454         1,921         8,533       28,774         9,608          19,166
                                               --------      --------      --------     --------     ---------        --------

     Current period deferrals                  $ 78,468      $ 55,057      $ 23,411     $190,587     $ 150,393        $ 40,194
                                                                           ========                                   ========
     Ending Balance-Ohio Deferrals             $643,592      $409,746                   $643,592     $ 409,746
                                               ========      ========                   ========     =========

     Deferred Energy Costs - New Jersey
     Beginning Balance                         $402,700      $438,722                   $440,900     $ 548,641
     Deferral (recovery) of energy costs          1,700        18,480      $(16,780)     (36,500)       61,061        $(97,561)
     Rate case disallowance                           -       (13,085)       13,085            -      (165,585)        165,585
                                               --------      --------      --------     --------     ---------        --------

     Current period change                     $  1,700       $ 5,395      $ (3,695)    $(36,500)    $(104,524)       $ 68,024
                                                                           ========                                   ========

     Ending Balance                            $404,400      $444,117                   $404,400     $ 444,117
                                               ========      ========                   ========     =========







     UNUSUAL ITEMS                             Three Months Ended September 30,            Nine Months Ended September 30,
                                               ------------------------------------     --------------------------------------
                                                2004           2003         Change        2004          2003           Change
                                               --------      --------      --------     --------     ---------        --------
     Non-Core Asset Sales / Impairments        $(28,288)    $       -      $(28,288)    $(12,688)    $ (18,763)       $  6,075
     FENOC Severance                             (6,488)            -        (6,488)      (6,488)            -          (6,488)
     Lawsuits Settlement                              -             -             -      (17,980)            -         (17,980)
     Goodwill Impairment                              -      (116,988)      116,988            -      (116,988)        116,988
     JCP&L Rate Case Disallowance                     -       (13,085)       13,085            -      (171,606)        171,606
                                               --------     ---------      --------     --------     ---------        --------
     Total - Pre-tax Amounts                   $(34,776)    $(130,073)     $ 95,297     $(37,156)    $(307,357)       $270,201
                                               ========     =========      ========     ========     =========        ========

     EPS Effect                                  ($0.06)       ($0.29)        $0.23       ($0.11)       ($0.65)          $0.54
                                               ========     =========      ========     ========     =========        ========


                                                                    8


                                                        FirstEnergy Corp.
                                                       Statistical Summary


----------------------------------------------------------------------------------------------------------------------------------

    ELECTRIC SALES STATISTICS                      Three Months Ended September 30             Nine Months Ended September 30
                                              -----------------------------------------   ----------------------------------------
     (kWh in millions)                           2004           2003         Change          2004           2003          Change
                                              ------------  -------------  ------------   ------------  -------------  -----------
    Electric Generation Sales
      Retail -
        Regulated                                21,299        21,672         -1.7%         61,286         63,176          -3.0%
        Unregulated                               3,798         4,037         -5.9%         11,565         10,602           9.1%
                                              ---------     ---------       -------      ---------     ----------      ---------
      Total Retail                               25,097        25,709         -2.4%         72,851         73,778          -1.3%
      Wholesale                                  14,717        12,221         20.4%         40,522         32,384          25.1%
                                              ---------     ---------       -------      ---------     ----------      ---------
         Total Electric Generation Sales         39,814        37,930          5.0%        113,373        106,162           6.8%
                                              =========     =========       =======      =========     ==========      =========

    Electric Distribution Deliveries
      Residential                                 9,770         9,978         -2.1%         27,599         27,362           0.9%
      Commercial                                  9,014         8,920          1.1%         25,573         25,065           2.0%
      Industrial                                  9,115         9,082          0.4%         27,451         27,229           0.8%
      Other                                         132           146         -9.6%            390            424          -8.0%
                                              ---------     ---------     ---------      ---------     ----------      ---------
         Total Distribution Deliveries           28,031        28,126         -0.3%         81,013         80,080           1.2%
                                              =========     =========     =========      =========     ==========      =========

    Electric Sales Shopped
      Residential                                 1,924         2,074         -7.2%          5,876          5,120          14.8%
      Commercial                                  2,539         2,108         20.4%          7,241          5,454          32.8%
      Industrial                                  2,269         2,272         -0.1%          6,610          6,330           4.4%
                                              ---------     ---------     ---------      ---------     ----------      ---------
         Total Electric Sales Shopped             6,732         6,454          4.3%         19,727         16,904          16.7%
                                              =========     =========     =========      =========     ==========      =========

----------------------------------------------------------------------------------------------------------------------------------



    NATURAL GAS SALES                              Three Months Ended September 30             Nine Months Ended September 30
                                              -----------------------------------------   ----------------------------------------
    (decatherms in thousands)                    2004           2003         Change          2004           2003          Change
                                              ---------     ----------     ---------      ---------     ----------     ----------
      Retail                                      9,394         12,228        -23.2%         38,399         55,951         -31.4%
      Wholesale                                   7,031          7,224         -2.7%         21,318         26,938         -20.9%
                                              ---------     ----------     ----------     ---------     ----------      ---------
         Total Natural Gas Sales                 16,425         19,452        -15.6%         59,717         82,889         -28.0%
                                              =========     ==========     =========      =========     ==========      =========
----------------------------------------------------------------------------------------------------------------------------------



                                              Twelve Months Ended September 30,
                                              ----------------------------------
    OPERATING STATISTICS                         2004                    2003
                                              ---------               --------
    System Load Factor                           66.7%                   64.9%
    Capacity Factors:
       Fossil                                    57.2%                   58.4%
       Nuclear                                   85.8%                   64.0%
    Generation Output:
      Fossil                                       61%                     69%
      Nuclear                                      39%                     31%

    Weather
    Composite Heating Days Year-to-Date          3,582                   3,882
      (Normal -3,592)
    Composite Cooling Days Year-to-Date            897                     803
      (Normal -867)

--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Consolidated Report to the Financial Community - 3rd Quarter                                                                    9


                                                         9




                                                         FirstEnergy Corp.
                                            2004 EPS and Cash Flow Guidance (unaudited)

                                              2004 Earnings Per Share (EPS) Guidance
                                               (Reconciliation of GAAP to Non-GAAP)

     ----------------------------------------------------------------------------------------------------------
                                                       Three Months          Nine Months             Annual
                                                    Ended September 30   Ended September 30         Guidance
                                                    ------------------   ------------------      --------------
     Basic EPS (GAAP Basis)                             $0.91                  $2.07              $2.59 - $2.74
     Unusual Charges:
        Non-core Asset Sales / Impairments               0.05                   0.07                   0.07
        FENOC Severance                                  0.01                   0.01                   0.01
        Lawsuits Settlement                              0.00                   0.03                   0.03
                                                        -----                  -----              -------------
     EPS Guidance Basis (Non-GAAP Basis)  (*)           $0.97                  $2.18              $2.70 - $2.85
                                                        =====                  =====              =============


     (*) - Earnings guidance for 2004 includes the incremental expenses associated with the Davis-Besse outage and the impact resulting from approval of the Ohio Rate Stabilization Plan.





                    Reconciliation of 2004 Estimated Cash From Operating Activities (GAAP) to
                  Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
                                                  (in millions)
              --------------------------------------------------------------------------------------
              Net Cash from Operating Activities:
              Non-GAAP Earnings Guidance                                            $885-$935
              Adjustments:
              Depreciation                                                                598
              Amortization                                                                822
              Deferred costs recoverable as regulatory assets                            (125)
              Deferred income taxes and ITC, net                                          115
              Other, including changes in working capital 1                               175
                                                                                    ---------

              Net Cash from Operating Activities (GAAP)                                 2,495
              Other Items:
              Capital expenditures                                                       (720)
              Nuclear fuel fabrication                                                    (90)
              Contributions to nuclear decommissioning trusts                            (100)
              Common stock dividends                                                     (490)
              NUG trust contributions                                                     (50)
              Claim settlement 1                                                         (100)
              Tax benefit from pension plan contribution 2                               (200)
              Miscellaneous                                                                80
                                                                                    ---------
              Free Cash Flow (Non-GAAP)                                                   825

              Claim settlement 1                                                          100
              Contribution to pension plan                                               (500)
              Tax benefit from pension plan contribution 2                                200
              Proceeds from sale of interest in GLEP                                      200
              Miscellaneous asset sales / other                                           175
                                                                                    ---------
              Cash Generation (Non-GAAP) 3                                          $   1,000


              Notes:
              1  On a GAAP basis, the $100 million after-tax cash benefit from the claim settlement is reflected in "Other, including changes in working capital." Since we do not consider this one-time settlement to be part of "Free Cash Flow," we removed it from the subtotal and then added it back to include it as a component of "Cash Generation."

              2  On a Non-GAAP basis, we are reducing "Free Cash Flow" to exclude the tax benefit related to a pension contribution.


              3  Potential proceeds from a JCP&L deferred energy cost securitization, not included in the above total, would be an additional source of cash to be used for debt retirement in 2004.



                                                           10



                                                    11
RECENT DEVELOPMENTS

Voluntary Pension Contribution
------------------------------
On September 14, FirstEnergy made a voluntary $500 million contribution to its pension plan. The election to pre-fund the plan is expected to eliminate cash contributions of approximately $600 million during the 2006 - 2007 time period. Since the contribution resulted in a $200 million tax benefit, we have effectively eliminated a $500 million liability through a net borrowing of $300 million. We estimate that the pre-funding election should be accretive to earnings by about $0.06 per share during each of the next three years. The pre-funding resulted in the plan being essentially fully funded on an Accumulated Benefit Obligation (ABO) basis.

Ohio Rate Stabilization Plan
----------------------------
On August 5, FirstEnergy adopted the modified Rate Stabilization Plan approved by the Public Utilities Commission of Ohio (PUCO). The approved plan provides for continuing current generation prices, with opportunities to seek recovery of increased fuel costs from 2006 through 2008. The approved plan also provides for a competitive bid auction to be conducted to determine if the market can provide lower generation prices than available under the Rate Stabilization Plan.

Competitive Bid Process
-----------------------
On October 6, the PUCO approved the rules for the Competitive Bid Process (CBP) for FirstEnergy's Ohio load. The CBP suppliers will be responsible for providing firm generation service to meet the actual load requirements, less special contract and shopping customers, for a three-year supply period (2006 - 2008). The PUCO set the load cap for an individual supplier at 65% of the total load. The PUCO and NERA Economic Consulting, the CPB Auction Manager, agreed on a starting price of 5.5(cent)/kWh. Full details on the competitive bid process can be found at www.firstenergy-auction.com. The CBP will commence on November 17, and the PUCO will determine the acceptance or rejection of the CBP results within two business days after the completion of the auction.

Reliability Settlement in Pennsylvania
--------------------------------------
On September 30, FirstEnergy's Pennsylvania electric utility operating companies entered into a settlement agreement that addresses all issues related to the companies' reliability case pending before the Pennsylvania Public Utility Commission. The agreement outlines steps to enhance service reliability, performance reporting and communications, and requires the companies to spend no less than $255 million annually on transmission and distribution. On October 14, the Administrative Law Judge recommended adoption of the Settlement. We anticipate the Commission will rule on the settlement by year-end.

Nuclear Update
--------------
On August 23, FirstEnergy Nuclear Operating Company (FENOC) completed its reorganization designed to further improve the safe operations and reliable performance of its three nuclear plants. The reorganization resulted in a staffing reduction of 7%. FENOC's new organization is based on extensive benchmarking of the best performers in the industry from the perspective of safety, performance, and staffing levels. Standardized organizational structures are now in place at each plant and corporate oversight has been expanded.

On October 18, Beaver Valley Unit 1 began its scheduled refueling outage. Unit 1 operated for a unit record of 339 consecutive days and posted an availability factor of 99.65% since the unit was last refueled in April 2003. During the outage, inspections of the reactor head and steam generators will be conducted, both of which are scheduled to be replaced during the unit's 2006 refueling outage. The outage is anticipated to be approximately 30 days in duration.

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to the terms "anticipate," "potential," "expect," "believe," "estimate," and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions and the outcome of governmental investigations, availability and cost of capital, the continuing availability and operation of generating units, the inability to accomplish or realize anticipated benefits of strategic goals, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to that outage, the final outcome in the proceeding related to FirstEnergy's Rate Stabilization Plan, the risks and other factors discussed from time to time in FirstEnergy's Securities and Exchange Commission filings, including its annual report on Form 10-K (as amended) for the year ended December 31, 2003, and its report on Form 10-Q for the quarter ended June 30, 2004, and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.